EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-102456, 33-59171, 33-58511, 333-42413, 333-68607, 333-51080, 333-60668,
333-94347, and 333-69840 of Tektronix, Inc. on Form S-8 and Registration Statement Nos. 33-58635, 33-58513, and 33-59648 of Tektronix, Inc. on Form S-3 of our report dated June 26, 2003, appearing in this Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 31, 2003.


/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
August 13, 2003